UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2018

ARMADA HOFFLER PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35908	46-1214914
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

222 Central Park Avenue, Suite 2100
Virginia Beach, Virginia	23462
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (757) 366-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01.  Other Events.

On February 26, 2018, Armada Hoffler Properties, Inc. (the “Company”) and Armada Hoffler, L.P. (the “Operating Partnership”) entered into (i) an ATM Equity OfferingSM Sales Agreement, dated February 26, 2018 (the “Merrill Lynch Sales Agreement”), by and among the Company, the Operating Partnership and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), (ii) an ATM Equity OfferingSM Sales Agreement, dated February 26, 2018 (the “Baird Sales Agreement”), by and among the Company, the Operating Partnership and Robert W. Baird & Co. Incorporated (“Baird”), and (iii) an ATM Equity OfferingSM Sales Agreement, dated February 26, 2018 (the “Jefferies Sales Agreement” and, together with the Merrill Lynch Sales Agreement and the Baird Sales Agreement, the “Sales Agreements”), by and among the Company, the Operating Partnership and Jefferies LLC (“Jefferies” and, together with Merrill Lynch and Baird, the “Sales Agents”), in connection with the commencement of a new at-the-market continuous equity offering program (the “Program”). Pursuant to the terms and conditions of the Sales Agreements, the Company may, from time to time, issue and sell through or to the Sales Agents, shares of its common stock, $0.01 par value per share, having an aggregate offering price of up to $125,000,000 (the “Shares”). The Company has no obligation to sell any of the Shares. The actual sale of Shares under the Program will depend on a variety of factors to be determined by the Company from time to time, including, among other things, market conditions, the trading price of the Company’s common stock, capital needs and determinations by the Company of the appropriate sources of funding for the Company.

Upon entering into the Sales Agreements, the Company simultaneously terminated the ATM Equity OfferingSM Sales Agreements, dated May 4, 2016, by and among the Company, the Operating Partnership and each of the Sales Agents, which the Company entered into in connection with its prior “at-the-market” equity offering program.

Sales of the Shares, if any, under the Sales Agreements may be made in transactions that are deemed to be “at-the-market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made directly on the New York Stock Exchange (the “NYSE”) or sales made to or through a market maker or through an electronic communications network. The Company or any of the Sales Agents may at any time suspend the offering or terminate the Sales Agreements pursuant to the terms of the Sales Agreements.

Each Sales Agent will be entitled to a commission that will not exceed, but may be lower than, 2.0% of the gross offering proceeds of Shares sold through it as sales agent. Under the terms of each Sales Agreement, the Company also may sell Shares to each Sales Agent as a principal, pursuant to a separate agreement, for its own account at a price agreed upon in writing at the time of sale.

Each of the Sales Agents has agreed, subject to the terms and conditions of the applicable Sales Agreement, to use its commercially reasonable efforts consistent with its normal sales practices to execute any order that the Company submits to it under such Sales Agreement and with respect to which such Sales Agent has agreed to act as the Company’s sales agent.

The Company intends to contribute the net proceeds from the sale of Shares under the

Program to the Operating Partnership in exchange for units of limited partnership interest in the Operating Partnership. The Operating Partnership intends to use any net proceeds from the sale of Shares under the Sales Agreements to fund development or redevelopment activities, fund potential acquisition or other investment opportunities, including mezzanine loans, repay indebtedness, including amounts outstanding under its unsecured revolving credit facility, or for general corporate purposes.

The Shares will be issued pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-216795), as amended by Amendment No.1 thereto, and a prospectus supplement relating to the Shares that was filed with the Securities and Exchange Commission on February 26, 2018. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Shares nor shall there be any sale of the Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Copies of the Merrill Lynch Sales Agreement, the Baird Sales Agreement and the Jefferies Sales Agreement are filed as Exhibits 1.1, 1.2 and 1.3, respectively, to this Current Report on Form 8-K. The description of the Sales Agreements do not purport to be complete and are qualified in their entirety by reference to the copies of the Sales Agreements filed as exhibits to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
1.1	ATM Equity OfferingSM Sales Agreement, dated February 26, 2018, by and among Armada Hoffler Properties, Inc., Armada Hoffler, L.P. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.
1.2	ATM Equity OfferingSM Sales Agreement, dated February 26, 2018, by and among Armada Hoffler Properties, Inc., Armada Hoffler, L.P. and Robert W. Baird & Co. Incorporated.
1.3	ATM Equity OfferingSM Sales Agreement, dated February 26, 2018, by and among Armada Hoffler Properties, Inc., Armada Hoffler, L.P. and Jefferies LLC.
5.1	Opinion of Morrison & Foerster LLP regarding the legality of shares.
8.1	Opinion of Morrison & Foerster LLP regarding tax matters.
23.1	Consent of Morrison & Foerster LLP (included in Exhibit 5.1).
23.2	Consent of Morrison & Foerster LLP (included in Exhibit 8.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARMADA HOFFLER PROPERTIES, INC.

Dated: February 26, 2018	By:	/s/ Michael P. O’Hara
Michael P. O’Hara
Chief Financial Officer and Treasurer